UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On October 9, 2006, Teledyne Technologies Incorporated’s Board of Directors, in accordance with Teledyne’s Amended and Restated By-laws, increased the number of directors to ten, and appointed Roxanne S. Austin as a Class III Director for a term expiring at the 2008 Annual Meeting of Stockholders. Ms. Austin will serve on both the Nominating and Governance Committee and the Audit Committee of Teledyne’s Board.
Ms. Austin currently is a private investor and consultant. She served as the President and Chief Operating Officer of DIRECTV, Inc., a subsidiary of Hughes Electronics Corporation, from 2001 until 2003. Prior to DIRECTV, Inc., Ms. Austin served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation. Prior to joining Hughes, Ms. Austin was a partner in the accounting firm of Deloitte & Touche. Ms. Austin also currently serves as a director of Abbott Laboratories and Target Corporation.
Teledyne’s Board has determined that Ms. Austin is an “independent” member of our Board and meets the requirements of the New York Stock Exchange and the Securities and Exchange Commission to be a member of our Audit Committee.
Item 9.01   Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release announcing appointment of Roxanne S. Austin to the Board of Directors of Teledyne Technologies Incorporated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated October 9, 2006

EXHIBIT INDEX

Description

Exhibit 99.1	Press Release announcing appointment of Roxanne S. Austin to the Board of Directors of Teledyne Technologies Incorporated.